Exhibit l.1

K&L Gates LLP

1601 K Street N.W.

Washington, D.C. 20006

November 23, 2009

Nuveen Mortgage Opportunity Term Fund

333 West Wacker Drive

Chicago, Illinois 60606

Nuveen Mortgage Opportunity Term Fund

As counsel for Nuveen Mortgage Opportunity Term Fund (the “Registrant”), we consent to the incorporation by reference of our opinion, filed with Pre-effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-2 (File Nos. 333-161958 and 811-22329) on November 9, 2009.

In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ K&L Gates LLP
K&L Gates LLP